UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 30, 2007

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San
Diego, California		92121-1318
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code: (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2006, the Securities and Exchange Commission approved an amendment to its the listing requirements for securities listed on the American Stock Exchange, or AMEX, such as registrant’s common stock, to be eligible for a Direct Registration System, or DRS. A DRS permits an investor’s ownership of listed companies’ equity securities to be recorded and maintained on the books of the issuers or their transfer agents without the physical issuance of a stock certificate. The new rule does not require companies to participate in the DRS; however, all AMEX-listed equity securities must be eligible to participate in the DRS by January 1, 2008. To be eligible to participate in the DRS, companies must, among other things, make sure that their governing documents allow their equity securities to be held in book-entry form. As was the case with many companies, registrant’s Bylaws did not specifically allow or disallow registrant’s stock to be held in book-entry form, and therefore the registrant felt clarification was required to ensure compliance with new AMEX Rule 778 and new section 135 of the AMEX Company Guide.

Accordingly on November 30, 2007, the registrant’s Board of Directors approved amendments to registrant’s Bylaws to allow for either physical issuance of registrant’s shares in certificated form or their issuance in book entry form, depending on the individual decision of each stockholder. The Bylaw amendments render registrant’s common stock clearly DRS eligible and thereby in compliance with AMEX Rule 778 and section 135 of the AMEX Company Guide.

A copy of registrant’s Bylaws as amended and restated is attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

3.2	Amended and Restated Bylaws of Inovio Biomedical Corporation, as of November 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2007

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer